EXHIBIT 99.1

Contact:   Columbia Laboratories, Inc.
           James Apostolakis, Vice Chairman
           (212) 588-1900
           David Weinberg, Chief Financial Officer
           (516) 766-2847

           In-Site Communications, Inc.
           Lisa Carlton-Wilson, Investor Relations/Media Relations
           (212) 759-3929


                                                          FOR IMMEDIATE RELEASE

    COLUMBIA LABORATORIES' NAMES G. FREDERICK WILKINSON NEW CEO AND PRESIDENT

      -Former Watson Executive to Provide Columbia with Strong Leadership-

New York, NY, March 23, 2001-- Columbia Laboratories (AMEX: COB) today announced that Fred Wilkinson has joined the Company as Chief Executive Officer, President and a member of the Board of Directors.

From 1996 to the present, Mr. Wilkinson served in various positions at Watson Pharmaceuticals, Inc., a U.S. pharmaceutical company with total net sales in 2000 of $811 million, and most recently as its Chief Operating Officer and Senior Vice-President. During this time, he was responsible for Sales, Marketing, Distribution, Operations, Business Development and Human Resources. Prior to his employment at Watson, he spent sixteen years at Sandoz Pharmaceutical Corporation (now Novartis) in increasingly senior managerial positions. He began his career at Riverside Methodist Hospital in Columbus, Ohio as a Staff Pharmacist.

Mr. Wilkinson succeeds William J. Bologna as CEO and James J. Apostolakis as President, who will remain in their positions as Chairman and Vice Chairman of the Board, respectively.

Commenting on the appointment, William Bologna, Chairman of the Board, stated, "We are delighted that a seasoned professional and innovative leader like Fred is joining Columbia's management team. With over two decades of experience at top pharmaceutical companies, he is uniquely qualified to provide the guidance and vision essential to the development and commercialization of Columbia's pipeline of promising products and the business initiatives required for our


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ongoing success. We have full confidence in his ability to move the Company in a positive direction and enhance its shareholder value."

James J. Apostolakis, Vice Chairman, added, "In conducting a nationwide search, we were looking for a seasoned health care executive with a demonstrated ability to provide critical direction and valuable strategic leadership as we enter our next phase of growth. Fred brings an extensive range of operating, marketing and scientific expertise and a proven track record of producing attractive results, all vital to the implementation of the goals that we intend to achieve over the next several years."

"Columbia has a dedicated management team, promising technology platforms, innovative products in its R&D pipeline as well as two approved and marketed products," said Mr. Wilkinson. "My goal will be to increase the Company's potential by focusing on strategies designed to maximize the return from our existing assets as well as an aggressive pursuit of external growth opportunities."

Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to research and development of women's health care products, including those intended to treat infertility, dysmenorrhea, endometriosis, and hormonal deficiencies. Columbia is also developing hormonal products for men and a buccal delivery system for peptides. Columbia's products primarily utilize the company's patented bioadhesive delivery technology.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, successful outcomes of clinical studies, competitive economic and regulatory factors in the pharmaceutical and health care industry, general economic conditions and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the Securities and Exchange Commission.


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